SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

SWISS HELVETIA FUND
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION
 BY THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND FOR THE 2018 ANNUAL
   MEETING OF SHAREHOLDERS

Bulldog Investors, LLC, on behalf of its affiliates and itself (together, "Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card on or about May --, 2018 to shareholders of The Swiss Helvetia Fund (the "Fund") of record as of April 24, 2018. We are soliciting a proxy to vote your shares at the 2018 Annual Meeting of Shareholders (the "Meeting"), which is scheduled for June 19, 2018. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of Directors.

				INTRODUCTION

There are four matters to be voted upon at the Meeting: (1) the election of two Directors, (2) a proposal to ratify Tait, Weller & Baker, LLP as the Fund's independent accounting firm for 2018, (3) a non-binding proposal submitted by a shareholder recommending reducing the ownership requirement to call a special meeting of shareholders, and (4) a non-binding shareholder proposal submitted by our affiliate requesting that the Board of Directors authorize a self-tender offer for at least 50% of the outstanding common stock of the Fund.

We are soliciting a proxy to vote your shares FOR the election of the two nominees named below, FOR the proposal to ratify Tait, Weller, TO ABSTAIN on the proposal to reduce the ownership threshold to call a special meeting of shareholders, and FOR our self-tender offer proposal.

   			       BACKGROUND OF THE SOLICITATION

Bulldog Investors is a long-term shareholder of the Fund and has long been concerned about the persistent trading discount of the Fund's shares to their net asset value ("NAV"). The primary goal of this solicitation is to permit shareholders to realize a price above the market price for at least 50% of their shares. In 2017, shareholders elected two of our three nominees (including Andrew Dakos, a principal of Bulldog Investors) to the five-person Board but shareholders failed to approve our proposal to conduct a tender offer for 100% of the Fund's outstanding shares. Consequently, we have modified that proposal as set forth below. If our proposal is adopted and our nominees are elected, they intend to advocate that the Board implement it.

				LITIGATION

In April 2017, an affiliate of Bulldog Investors filed a lawsuit in the Court of Chancery for the State of Delaware against the Fund and its then-current Directors (Full Value Partners, L.P. v. The Swiss Helvetia Fund, Inc., et al., C.A. No. 2017- 0303-AGB) to, among other things, invalidate the existing director qualifications By-law which Mr. Dakos did not meet. Mr. Dakos received a plurality of the votes cast and the Board then determined to seat him. The Board later amended the qualifications By-law to make it less restrictive. As a result, all remaining issues in the lawsuit were resolved except that the parties are waiting for a ruling on our affiliate's motion for an award of attorneys' fees and expenses.

				HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the two nominees named below, FOR the proposal to ratify the independent accounting firm selected by the Board, TO ABSTAIN on the proposal to reduce the ownership threshold required for shareholders to call a special meeting of shareholders, and FOR the self-tender offer proposal. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

				VOTING REQUIREMENTS

A quorum for the transaction of business will exist if holders of more than 50% of the shares entitled to vote are represented at the Meeting. As of April 24, 2018, there were 25,313,872 shares outstanding. The election of a director requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes for each seat will be elected. A vote to withhold or a broker non-vote will have no effect on the election of directors. A majority of the votes cast on every other proposal is required to approve it and an abstention or a broker non-vote will have no effect on whether it will be approved.

				REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on how many times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF TWO DIRECTORS

Our affiliate intends to nominate the following persons for election as Directors. Mr. Goldstein beneficially owns ---- shares and Mr. Hellerman beneficially owns ---- shares of the Fund. Each nominee has consented to be nominated and, if elected, to serve as a Director. In addition, because of Mr. Goldstein's role with Bulldog Investors, which is the general partner of, or the investment advisor for, certain investment funds, and as a limited partner in one or more of such funds which beneficially owned ----------- shares of the Fund as of April 24, 2018, he may be deemed to beneficially own such shares. Mr. Goldstein disclaims beneficial interest in all such shares except to the extent of any pecuniary interest in such funds. The primary reasons for selecting our nominees is that we know them to be advocates for shareholder democracy and good corporate governance. There are no arrangements or understandings between any of our nominees and Bulldog Investors or its affiliates in connection with the nomination.


	Phillip Goldstein (born 1945) - Since December 1992, a member of Bulldog Investors, LLC (and its predecessor), an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of the private investment partnerships in the Bulldog Investors group of private funds; Chairman of the Mexico Equity
	& Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Director of Brookfield DTLA Fund Office Trust Investor; Trustee of Crossroads Liquidating Trust; Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd. (until 2013); Chairman of Emergent Capital, Inc. (until 2017).

	Gerald Hellerman (born 1937) - Managing Director of Hellerman Associates (a financial and corporate consulting firm) from 1993 to December 31, 2013). Chief Compliance Officer and director of Mexico Equity and Income Fund, Inc. and Special Opportunities Fund, Inc.; Director and Chair of the Audit Committee, MVC Capital, Inc.; Director, Ironsides Partners Opportunity Offshore Fund Ltd. (until 2017); Director and Chair of the Audit Committee of Emergent Capital, Inc.; Director (until 2017), Director of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) (until 2017); Trustee of Crossroads Liquidating Trust; Trustee of Fiera Capital Series Trust; Director, Brantley Capital Corporation (until 2013).

Unless instructions to the contrary are given, your proxy will be voted in favor of the above nominees for election as Directors.

PROPOSAL 2. To ratify the selection by the Fund's Board of Directors of Tait, Weller & Baker, LLP as the Fund's independent registered public accounting firm for the year ending December 31, 2018.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3. A non-binding shareholder proposal to approve an amendment to the Fund's Bylaws "to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting."

Currently, shareholders may call a special meeting of shareholders upon the request of holders of at least 25% of the Fund's outstanding shares. Ordinarily, we are in favor of proposals that make it easier for shareholders to exercise their voting rights. However, in this case, since four shareholders beneficially own approximately 50% of the Fund's outstanding shares, we do not see a compelling reason to vote for or against this proposal.

Unless instructions to the contrary are given, your proxy will be voted TO ABSTAIN on this proposal.

PROPOSAL 4. RESOLVED: The shareholders of The Swiss Helvetia Fund (the "Fund") request that the Board of Directors authorize a self-tender offer for at least 50% of the outstanding common shares of the Fund at or close to net asset value (NAV). (This proposal is not binding.)

A self-tender offer for at least 50% of the outstanding common shares of the Fund at or close to NAV would afford shareholders an opportunity to realize a price equal or close to NAV for at least 50% of their shares. This proposal is not binding. Certain transaction costs may be incurred in conducting a self-tender offer, which costs may be partially or entirely offset by the accretion to NAV that would result if the self-tender offer price is below NAV.

Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.


				THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, our solicitation last year, and the related litigation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our out-of-pocket expenses of such solicitations and litigation from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $300,000.

				PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663 is the soliciting shareholder. As of April 24, 2018, after selling 333,034 shares in the Fund's last self-tender offer which expired on April 24, 2017, Bulldog Investors beneficially owned -------- shares of the Fund, all of which were acquired since January 18, 2012. No "participant" has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or its affiliates or to any future transactions to which the Fund or its affiliates may be a party. A "participant," as defined by the SEC, includes Bulldog Investors and its principals, each of the aforementioned nominees, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

May --, 2018






				PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND (THE "FUND") FOR THE FUND'S 2018 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein and Rajeev Das and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO DIRECTORS.

[  ] FOR 	PHILLIP GOLDSTEIN		[  ] WITHHOLD AUTHORITY

[  ] FOR GERALD HELLERMAN			[  ] WITHHOLD AUTHORITY

2. TO RATIFY TAIT, WELLER & BAKER, LLP AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

3. TO APPROVE A NON-BINDING PROPOSAL TO AMEND THE FUND'S BYLAWS "TO GIVE HOLDERS IN THE AGGREGATE OF 10% OF OUR OUTSTANDING COMMON STOCK THE POWER TO CALL A SPECIAL SHAREOWNER MEETING."

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

4. TO REQUEST A SELF-TENDER OFFER FOR AT LEAST 50% OF THE OUTSTANDING COMMON SHARES OF THE FUND AT OR CLOSE TO NET ASSET VALUE.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominees as Director, FOR Proposals 2 and 4, and TO ABSTAIN on Proposal 3. The undersigned hereby acknowledges receipt of the proxy statement dated
May --, 2018 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) ___________________________	Dated: ______________